Exhibit 99.1

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2006 AND 2005

ALS, LLC AND SUBSIDIARIES

Independent Auditors’ Report

To the Board of Directors

ALS, LLC and Subsidiaries

Orlando, Florida

We have audited the accompanying consolidated balance sheet of ALS, LLC and Subsidiaries, as of December 31, 2006, and the related consolidated statements of income, changes in members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of ALS, LLC and Subsidiaries as of December 31, 2005, were audited by Chastang, Ferrell, Sims & Eiserman, LLC (whose practice became part of Larson, Allen, Weishair & Co., LLP effective November 1, 2006) whose report dated March 22, 2006, expressed an unqualified opinion on those statements prior to restatement. As discussed in Note 9 to the financial statements, the Company has adjusted its 2005 financial statements to retrospectively apply the change in accounting for the acquisition of certain entities in 2005 and to adjust understated accrued workers compensation. Chastang, Ferrell, Sims & Eiserman, LLC reported on the financial statements before the retrospective adjustments.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ALS, LLC and Subsidiaries as of December 31, 2006, and the results of its operations, changes in members’ equity and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We also audited the adjustments to restate the 2005 financial statements as described in Note 9. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2005 financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2005 financial statements taken as a whole.

/s/ LARSON, ALLEN, WEISHAIR & CO., LLP

March 30, 2007

Winter Park, Florida

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

ASSETS

	2006	2005
Current assets:
Accounts receivable, net	$8,763,607	$10,461,781
Marketable securities	2,500	2,500
Advances to members	503,348	472,262
Other receivables	988	—
Worker’s compensation refund receivable	50,221	50,221
Prepaid expenses	37,083	132,802
Other asset	—	600,000

Total current assets	9,357,747	11,719,566

Property and equipment:
Furniture and fixtures	510,568	301,608
Automobiles	15,386	65,937
Computer software	377,616	184,811

	903,570	552,356
Less: accumulated depreciation	(278,981)	(193,217)

Total property and equipment	624,589	359,139

Other assets:
Goodwill	7,304,859	6,958,731
Contract rights, net	1,762,117	2,768,641
Investments	36,000	36,000
Deposits	57,612	24,819
Other assets	2,600,000	4,387

Total other assets	11,760,588	9,792,578

Total assets	$21,742,924	$21,871,283

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

LIABILITIES AND MEMBERS’ EQUITY

	2006	2005
Current liabilities:
Outstanding checks, net of cash in bank	$1,211,785	$776,197
Accounts payable	377,009	306,428
Accrued expenses	4,478,214	5,543,990
Line of credit	8,838,575	7,999,950
Related party note payable	—	300,000
Other payables	226,883	1,064,264
Note payable	113,359	106,805
Capital lease payable	14,497	—
Deferred revenue	20,220	26,066

Total current liabilities	15,280,542	16,123,700

Long-term liabilities:
Capital lease payable	23,516	—
Note payable	489,101	602,527

Total long-term liabilities	512,617	602,527

Members’ equity:
Members’ capital and retained earnings	6,047,265	5,242,556
Accumulated other comprehensive loss	(97,500)	(97,500)

Total members’ equity	5,949,765	5,145,056

Total liabilities and members’ equity	$21,742,924	$21,871,283

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Sales	$102,850,908	$164,083,802
Cost of sales	86,454,443	152,222,907

Gross profit	16,396,465	11,860,895

Operating expenses:
Compensation and benefits	8,458,483	5,447,653
Bad debt expense	1,154,464	347,386
Depreciation and amortization	1,142,839	326,081
Facilities expense	872,307	518,596
Professional fees	716,787	278,758
Travel expense	441,753	468,957
Telephone	339,291	191,508
Office supplies	280,914	216,317
Advertising	190,530	146,964
Repairs & maintenance	182,044	133,112
Meals and entertainment	160,908	99,861
Miscellaneous expense	128,724	133,404
Insurance	109,227	101,677
Bank charges	93,941	137,856
Dues and subscriptions	78,935	36,655
Postage	68,427	47,751
Taxes and licenses	40,923	60,791
Drug and background checks	16,303	33,968
Donations	7,432	27,356
Marketing	2,338	4,405

Total operating expenses	14,486,570	8,759,056

Income before other expense	1,909,895	3,101,839

Other expense:
Interest expense	(855,186)	(210,900)

Net income	1,054,709	2,890,939
Other comprehensive loss:
Unrealized holding loss on marketable securities	—	(97,500)

Total comprehensive income	$1,054,709	$2,793,439

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

YEARS ENDED DECEMBER 31, 2006

AND DECEMBER 31, 2005

	Members’ Capital and Retained Earnings	Accumulated Other Comprehensive Loss	Total
Balance, December 31, 2004	$2,591,617	$—	$2,591,617
Distributions	(240,000)	—	(240,000)
Net income (as restated)	2,890,939	—	2,890,939
Other comprehensive loss:
Unrealized holding loss on marketable securities	—	(97,500)	(97,500)

Total comprehensive income	2,890,939	(97,500)	2,793,439

Balance, December 31, 2005	5,242,556	(97,500)	5,145,056
Distributions	(250,000)	—	(250,000)
Net income	1,054,709	—	1,054,709

Balance, December 31, 2006	$6,047,265	$(97,500)	$5,949,765

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Cash flows from operating activities:
Comprehensive income	$1,054,709	$2,793,439
Adjustments to reconcile comprehensive net income to net cash provided by (used in) operating activities:
Bad debt expense	1,154,464	347,386
Depreciation and amortization	1,142,839	326,081
Unrealized holding loss on marketable securities	—	97,500
Changes in noncash assets and liabilities net of effects of noncash transactions:
Decrease (increase) in accounts receivable	543,710	(12,663,556)
Increase in advances to members	(31,086)	(472,262)
Increase (decrease) in other receivables	(988)	1,547
Decrease in prepaid expenses	95,719	175,118
Increase in deposits	(32,793)	(7,361)
Increase in other assets	(1,995,613)	(604,387)
Increase in outstanding checks, net of cash in bank	435,588	776,197
Increase in accounts payable	70,581	408,755
Increase (decrease) in accrued expenses	(1,065,776)	2,349,567
Increase in deferred revenue	(5,846)	26,066

Net cash provided by (used in) operating activities	1,365,508	(6,445,910)

Cash flows from investing activities:
Purchase of property and equipment	(355,350)	(242,750)
Cash paid for acquisition of assets	(346,128)	(805,815)

Net cash used in investing activities	(701,478)	(1,048,565)

Cash flows from financing activities:
Borrowings on line of credit, net	838,625	7,320,528
Member distribution	(250,000)	(240,000)
Proceeds (payments) from related party note payable	(300,000)	300,000
Payments on capital lease	(8,402)	—
Payments on note payable	(106,872)	(77,428)
Payments on other payable	(837,381)	(75,034)

Net cash provided by (used in) financing activities	(664,030)	7,228,066

Net change in cash and cash equivalents	$—	$(266,409)
Cash and cash equivalents, beginning of year	—	266,409

Cash and cash equivalents, end of year	$—	$—

Supplemental disclosures of cash flows:
Interest paid	$855,186	$210,900

Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

Supplemental disclosures of non cash transactions:

On June 8, 2005, and December 2, 2005, the Company purchased certain properties, rights, assets and businesses of Stratus Services Group in exchange for forgiveness of $7,278,629 in outstanding accounts receivable, forgiveness of a note payable with an outstanding balance of $127,939, the assumption of debt in the amount of $1,786,824, a payable of $125,000 and cash of $125,000. The Company also incurred acquisition costs of $680,815 (see note 5).

During the year ended December 31, 2006, the company entered into a capital lease for $ 46,415 related to equipment purchases.

The accompanying notes are an integral part of these financial statements.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of ALS, LLC and its wholly-owned subsidiaries, Advantage Services Group II, LLC, ALSC, LLC, ALSC II, LLC, ALSC III, LLC, ALSC IV, LLC AND ASG, LLC. All material inter-company accounts and transactions have been eliminated. ALS, LLC was formally known as Advantage Staffing and Leasing I, LLC. On May 2, 2003, an amendment to the articles of organization was filed to change the name.

Organization

ALS, LLC and Subsidiaries (the “Company”) are Florida limited liability companies. The Company is engaged in the business of providing temporary staffing for primarily light industrial and clerical jobs for entities operating in various industries and in providing outsourcing services. The Company conducts its operations from offices located in Central and South Florida and California.

Basis of Accounting

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Periodically, the Company’s cash balance will exceed the Federal Deposit Insurance Corporation’s insured limit of $100,000.

Accounts Receivable

Bad debts are recorded using the reserve method. If a portion of the account balance is deemed uncollectible, a reserve is recorded based on the uncollectible portion of the account. Accounts receivable have been reduced by $1,385,687 and $466,716, for accounts that may be uncollectible at December 31, 2006 and 2005, respectively. Accounts receivable represent a concentration of credit risk, but credit evaluations and account monitoring procedures minimize the risk of loss.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is being provided on a straight-line method over estimated useful lives of three to seven years for all furniture and fixtures, automobiles, and software. Depreciation expense totaled $75,125 and $136,315 for the years ended December 31, 2006 and 2005, respectively.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Leases

Leases that transfer substantially all of the risks and benefits of ownership are capital leases. Other leases are operating leases.

Capital leases payable are included in property and equipment and are amortized using the straight-line method over their respective terms. Operating leases are expensed over the terms of the leases using the straight-line method.

Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents, line of credit, other payables and notes payable: The carrying amounts reported in the consolidated balance sheets approximate fair values because of the short maturities of those instruments and rates available for similar debt.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. The members are taxed individually on the Company’s income.

Investments

The Company accounts for investments in accordance with Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. This statement requires securities which are available-for-sale to be carried at fair value, with changes in fair value recognized as a separate component of members’ equity.

Comprehensive Income

The Company follows the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS 130”). SFAS 130 governs the financial statement presentation of changes in members’ equity resulting from non-owner sources. Accumulated other comprehensive loss as reported in the accompanying consolidated balance sheets represents unrealized losses on available for sale securities.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Goodwill

The Company records goodwill in accordance with Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”. In accordance with SFAS 142, management does not amortize goodwill and assesses whether there has been any permanent impairment in the value of goodwill at each balance sheet date. At December 31, 2006, management determined goodwill has not been impaired.

Contract Rights

The Company records contract rights in accordance with SFAS 142. In accordance with SFAS 142, management amortizes contract rights over the estimated life of the acquired contract rights of three years. Total amortization expense related to contract rights totaled $1,006,524 and $250,957 for the years ended December 31, 2006 and 2005, respectively. Total accumulated amortization totaled $1,257,481 and $250,957 at December 31, 2006 and 2005, respectively.

NOTE 2	INDEBTEDNESS

Line of Credit

On August 18, 2003, the Company entered into a $1,850,000 revolving line of credit with a bank, due on demand one year from date of issuance. At December 31, 2004, $679,422 was outstanding on this line of credit. The balance was paid in full during the year ended December 31, 2005.

On April 25, 2005, the Company entered into a $5,000,000 revolving line of credit with a bank. The original agreement was amended on December 22, 2005, to increase the line to $9,000,000, with a maturity date of May 31, 2007. The Company may borrow to the extent of the Borrowing Base, as defined, or the $9,000,000 limit, whichever is less. Interest on this line of credit is at the 30-Day LIBOR Rate plus an applicable margin as defined in the agreement adjusted quarterly. The line of credit requires the Company to maintain a fixed coverage ratio of 1.25 to 1.00 and minimum net worth of $4,000,000. Interest was being charged at 8.32% and 7.39% at December 31, 2006 and 2005, respectively. The line of credit is collateralized by accounts receivable and all of the Company’s assets. The line is also personally guaranteed by both members. At December 31, 2006 and 2005, $8,838,575 and $7,999,950 was outstanding on this line of credit, respectively.

On December 2, 2005, the Company entered into an asset purchase agreement with a company to purchase certain properties, rights, assets, and business related to the conduct of their business at its offices located throughout Southern California and Phoenix, Arizona. A stockholder in the seller is a relative of a member of the Company. Related to the purchase of this business, the Company assumed a note payable of the seller in the amount of $786,824 which is payable in quarterly installments of $36,770 principal and interest at 6% due through December 27, 2011. At December 31, 2006 and 2005, $602,527 and $709,332, respectively, is due on this note. This note is personally guaranteed up to $200,000 each by the two members of the Company and two related parties of one of the members, who are also employees of the Company.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 2	INDEBTEDNESS (Continued):

Note Payable

At December 31, 2006, future payments of this note payable is as follows:

2007	$113,359
2008	120,315
2009	127,698
2010	135,534
2011	105,554

Total	$602,460

Other Payables

In connection with the December 2, 2005, asset purchase agreement (see note 5), $1,000,000 of the purchase price (the “price component”) is to be paid to the seller to reimburse them for their liability to the state of California Employment Development Department (“EDD”) under a payment plan between the seller and EDD for satisfaction of all tax liens filed or to be filed by the EDD against the seller. After closing, until the seller has reached an agreement with the EDD or the expiration of 120 days after closing, which ever occurs first, the Company agreed to fund weekly payments of $12,500 under the EDD payment plan. Any such payments funded by the Company shall be credited against the $1,000,000 price component. Upon execution and delivery of a binding written agreement by EDD, the Company shall fund the $1,000,000 price component, less any credits due to the Company as provided above to be used to the extent needed to satisfy the California tax debt and obtain release of the California tax liens. The Company does not assume or agree to be obligated in any way for the EDD payment plan, California tax debt or the California tax liens, and such debt and liens remain the debt and obligation of the seller. Until the California tax debt and liens are released and satisfied, a shareholder of the seller personally guarantees any difference due, if any, after a settlement with the EDD. At December 31, 2006 and 2005, $226,883 and $939,264, respectively, of this price component was outstanding and is included in other payables on the accompanying consolidated balance sheets.

In connection with the December 2, 2005, asset purchase agreement (see note 5), the Company agreed to pay to the seller $250,000 payable over 60 days following closing, paid as needed for documented cash flow requirements by the seller, payable at a rate no faster than $125,000 per 30 days. At December 31, 2005, $125,000 was outstanding and is included in other payables on the accompanying consolidated balance sheets. The balance was paid in full during the year ended December 31, 2006.

NOTE 3	COMMITMENTS AND CONTINGENCIES

Office Leases

The Company leases numerous office facilities in Florida and California under noncancellable operating leases expiring between February 2007 and September 2009. Certain leases have options to extend the life of the leases for an additional one to five years. The Company also leases two offices on month-to-month basis with rent payments from $150 to $1,151 per month. Rent expense related to these leases was $840,360 and $502,755 for the years ended December 31, 2006 and 2005, respectively, and is included in facilities expense on the accompanying consolidated statements of income.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 3	COMMITMENTS AND CONTINGENCIES (Continued):

Future minimum rental payments required under leases in excess of one year as of December 31, 2006, are as follows:

2007	$484,223
2008	273,186
2009	25,580

Total	$782,989

Capital Leases

The Company is obligated under a capital lease for various computer equipment. This lease is collateralized by the related leased equipment. Future minimum lease payments under the capital lease is as follows:

	Lease Obligations	Interest Imputed At Various Rates	Net Obligations
2007	$19,812	$5,315	$14,497
2008	19,812	2,674	17,138
2009	6,604	226	6,378

Total	$46,228	$8,215	$38,013

At December 31, 2006, the cost of the equipment and software was $46,315 and accumulated depreciation was $6,517, under capital lease obligations.

Workers Compensation Insurance

The Company purchased experience rated insurance policies with respect to workers’ compensation insurance. Costs to the Company are based on an experience rating formula using five years of claims. The insurance policy provides for maximum exposure limitations for individual claims and total Company claims. While the ultimate amount of claims incurred are dependent on future developments, in management’s opinion, recorded reserves are adequate to cover the future payment of claims. However, estimated recorded reserves may be more or less than the actual future payment of claims. Adjustments, if any, to estimates recorded resulting from ultimate claim payments will be reflected in operations in the periods in which such adjustments are known.

A $2,600,000 collateral balance is being held by the Company’s current workers’ compensation insurance provider and is recorded as other assets on the accompanying consolidated balance sheets.

Litigation

During 2006, the Company filed legal proceedings against its workers compensation insurance company for breach of duties. In response to these legal proceedings, the Company withheld payment of insurance premium assessments until the lawsuit has been resolved. This resulted in the workers compensation insurance company filing a lawsuit against the Company for non payment of assessments due. The Company’s legal counsel is unable to provide an opinion as to the outcome of this lawsuit. The Company has recorded the full amount of the unpaid assessments at December 31, 2006, and is included in accrued expenses in the accompanying consolidated balance sheets.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 3	COMMITMENTS AND CONTINGENCIES (Continued):

The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

NOTE 4	CONCENTRATIONS

The Company had sales to one customer during the year ended December 31, 2006, of approximately $17,239,013 representing approximately 17% of sales.

The Company had sales to one customer during the year ended December 31, 2005, of approximately $94,975,212, representing 58% of sales. Certain assets of this customer were purchased by the Company during the year ended December 31, 2005; therefore a portion of the business of this customer was absorbed by the Company making this customer concentration irrelevant in future years (see note 5).

NOTE 5	ACQUISITIONS

On November 8, 2004, the Company entered into an asset purchase agreement with a company to purchase certain assets, including customer lists and existing client contracts. The purchase price of the assets was $25,000 which was paid in the form of $10,000 in cash at closing and monthly installments based on 20% of the gross margin until paid in full (see note 2).

On June 8, 2005, the Company entered into an asset purchase agreement with a company to purchase certain properties, rights, assets, and business related to the conduct of their business at its offices located throughout Northern California. A stockholder in the seller is a relative of a member of the Company. The purchase price of $3,332,430 was recorded using the purchase method of accounting. The purchase price of the assets was paid in the form of forgiveness of accounts receivable of $3,460,369 and the forgiveness of an outstanding note payable of $127,939, arising from a former acquisition of certain assets from the same company in 2003. In addition, the Company incurred $30,460 in other acquisition costs as a result of this acquisition which was recorded as goodwill. As a requirement of this acquisition, the Company paid $600,000 to the sellers financing agent to offset any future possible losses and has recorded this as an other current asset on the accompanying balance sheets as of December 31, 2005. This amount was repaid to the Company in 2006. The results of operations have been included in the consolidated statements of income beginning from June 8, 2005, the date of acquisition. Based on the nature of the agreement, management believes there may be additional costs related to this acquisition which may be incurred within the next year which would require adjustment to the purchase price of this acquisition. At the date of acquisition, the Company allocated the purchase price to the assets acquired at their estimated fair values as of the acquisition date as stated below:

Goodwill	$2,129,444
Contract Rights	1,202,986

Total	$3,332,430

On December 2, 2005, the Company entered into an asset purchase agreement with a company to purchase certain properties, rights, assets, and business related to the conduct of their business at its offices located throughout Southern California, and Phoenix, Arizona. A stockholder of the seller is a relative of a member of the Company. The purchase price of this acquisition was $4,068,260

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 5	ACQUISITIONS (Continued):

and was paid in the form of forgiveness of accounts receivable and cash. In addition, the Company incurred $650,355 in other acquisition costs as a result of this acquisition which was recorded as goodwill. Of these other acquisition costs, $310,000 was paid to a related party through common ownership for consulting (see note 6). The results of operations have been included in the consolidated statements of income beginning from December 2, 2005, the date of acquisition. Based on the nature of the agreement, management believes there may be additional costs related to this acquisition which may be incurred within the next year which would require adjustment to the purchase price of this acquisition. At the date of acquisition, the Company has allocated the purchase price to the assets acquired and the liabilities assumed at their estimated fair values as of the acquisition date as stated below:

Goodwill	$4,038,472
Contract Rights	1,816,612

5,855,084
Liabilities assumed	(1,786,824)

Total	$4,068,260

In 2006, the Company incurred $346,128 in additional costs directly associated with the acquisitions described above. These costs related to liabilities paid by the Company during 2006 which were not known at the time of the acquisition. These costs were recorded as goodwill during the year ended December 31, 2006, in the accompanying consolidated balance sheets.

NOTE 6	RELATED PARTY TRANSACTIONS

At December 31, 2005, $300,000 was outstanding from advances from a member of the Company. This advance was received in full during the year ended December 31, 2006.

During 2005, the Company had sales of approximately $94,975,212 to a related party to a member of the Company.

During the years ended December 31, 2006 and 2005, the Company expensed $97,081 and $75,000, respectively, for consulting services to RVR Consulting Group, Inc., a company owned by a member. These amounts are included in professional fees on the accompanying consolidated statements of income. At December 31, 2006, $20,602 was owed related to this expense and is included in accounts payable on the accompany consolidated balance sheets. In addition, during the year ended December 31, 2005, $50,000 was paid to this company in connection with an acquisition in December 2005 (see note 5) and is included in goodwill on the accompanying consolidated balance sheets at December 31, 2005.

During the year ended December 31, 2006, the Company paid $118,746 for consulting services to MKMO Consulting Group, Inc., a company owned by a member. These amounts are included in professional fees on the accompanying consolidated statements of income.

During the year ended December 31, 2004, the Company purchased 125,000 shares in a publicly held company, a related party to a member of the Company (see note 7).

At December 31, 2006 and 2005, $503,348 and $472,262 was owed from two members of the Company for advances. These advances are expected to be repaid to the Company within the next year.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 6	RELATED PARTY TRANSACTIONS (Continued):

During the year ended December 31, 2005, $260,000 was paid to a company owned by a member of the Company in relation to an acquisition in December 2005 (see note 5) and is included in goodwill on the accompanying consolidated balance sheets at December 31, 2005. In addition, approximately $33,000 was paid to this company during the year ended December 31, 2005, for consulting fees and is included in professional fees and compensation and benefits on the accompanying consolidated statements of income.

NOTE 7	INVESTMENTS AND MARKETABLE SECURITIES

During fiscal year 2003, the Company purchased one share of common stock and one share of preferred stock in Temporary Services Insurance, Ltd. for $36,000. The Company made this investment in connection with the obtainment of workers compensation insurance. These shares are not traded on the open market and therefore no market value exists.

During fiscal year 2004, the Company purchased 125,000 shares of marketable securities for $100,000. The market value of these shares at December 31, 2005, is $2,500. In accordance with FASB 115, the unrealized loss was recorded as a separate component of stockholders equity during the year ended December 31, 2005.

Marketable securities consisted of the following at December 31, 2006 and 2005:

Available for Sale Securities	Cost	Net Unrealized Loss	Market Value
Stocks	$100,000	$97,500	$2,500

NOTE 8	SUBSEQUENT EVENT

Subsequent to year end, the Company sold the majority of its net assets to an unrelated third party. The purchase price of the sale was $24,000,000 which consists of $19,000,000 in cash, a $2,500,000 promissory note, and $2,500,000 of common stock of the acquiring company. The promissory note bears interest at 7% with equal principal payments and accrued interest payable quarterly beginning on the first calendar day of each quarter. In addition, the company paid off the line of credit and note payable with the proceeds from the sale. The company is also entitled to $2,000,000 of common stock of the acquiring company as performance payments, as defined, over a two year period.

NOTE 9	PRIOR PERIOD ADJUSTMENTS

Certain errors resulting in an overstatement of previously reported goodwill and an understatement of contract rights were discovered during the current year. Accordingly, an adjustment of $3,019,598 was made to restate the 2005 balance sheet to increase contract rights and decrease goodwill. A corresponding adjustment was made to reduce 2005 net income by $250,957 to record the amortization of contract rights.

ALS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 9	PRIOR PERIOD ADJUSTMENTS (Continued):

In 2006, the Company underwent an audit related to the 2005 workers compensation insurance policy. As a result of this audit, the Company was assessed approximately $292,000 of additional workers compensation premiums. This additional assessment was the result of a difference in the coding classification of certain employees. The Company is vigorously defending this assessment; however, the outcome is uncertain. Accordingly, an adjustment of $292,000 was made to restate the 2005 balance sheet to increase accrued expenses. A corresponding adjustment was made to increase workers compensation insurance expense, which reduced 2005 net income.